UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2005

Edentify, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	91-1280046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Budgethotels Network, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On July 13, 2005 (the "Effective Date"), the Corporation filed an Amendment to the Articles of Incorporation, effecting a reverse 1-for-10 split of the common stock of the Company. The number of authorized shares was unchanged. At the close of business on the Effective Date, each share of the Corporation's Common Stock, par value $.001, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into a fraction thereof of 1/10th of a share of the Corporation's outstanding Common Stock, par value $.001 (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding share of Old Common Stock (the "Old Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced of increased in accordance with applicable law.

Item 5.01 Changes in Control of Registrant.

Pursuant to the terms of the Share Exchange Agreement entered into as of March 29, 2005 by and among Edentify, Inc. and Budgethotels Network, Inc. (the "Corporation"), Terrence DeFranco, the sole shareholder of Edentify, Inc., received a Share Rights Certificate entitling him to receive such number of additional shares (when available for issuance) as would give Mr. DeFranco eighty-eight and two-tenths percent (88.2%) of the outstanding common stock of the Corporation on a fully diluted, post-stock split basis. Such additional shares became available for issuance as of July 13, 2005 when a reverse 1-for-10 split of the common stock of the Corporation (described in Item 3.03 above) and Mr. DeFranco acquired an additional 19,510,255 shares of common stock, giving Mr. DeFranco 88.2% of the outstanding voting stock of the Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of July 13, 2005, the Articles of Incorporation of the company have been amended to change the name of the corporation to "Edentify, Inc."

Edentify also has changed its fiscal year end to December 31.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edentify, Inc.

July 14, 2005	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer